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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of Gilat Satellite Networks Ltd. for the registration of up to 8,050,000 ordinary shares, par value 0.20 NIS and to the incorporation by reference therein of our report dated February 12, 2006, with respect to the Consolidated Financial Statements of Gilat Satellite Networks Ltd. included in the Annual Report (Form 20-F) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER KOST FORER GABBAY & KASIERER
November 21, 2006	A Member of Ernst & Young Global

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM